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                                                                   Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

Board of Directors
One Voice Technologies, Inc.
San Diego, California

We consent to the incorporation by reference of our Independent Auditors' Report dated January 25, 2002, on the financial statements of One Voice Technologies, Inc. for the years ended December 31, 2001 and 2000, and to the reference to us as experts, in the various Registration Statements filed with the Securities and Exchange Commission.

/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS
Santa Monica, California
April 1, 2002